As filed with the Securities and Exchange Commission on June 30, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AKERNA CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	83-2242651
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1550 Larimer Street #246

Denver, Colorado 80202

1-888-932-6537

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

(Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jason K Brenkert, Esq. Sudeep Simkhada, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 Telephone: (303) 352-1133 Fax Number: (303) 629-3450	Faith L. Charles, Esq. Naveen Pogula, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, New York 10017 Telephone: (212) 344-5680 Facsimile: (212) 344-6101

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☒ 333-265641

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rules 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and an opinion of counsel regarding the legality of the securities being registered and a related consent and the consent of the Company’s independent registered public accounting firms. This registration statement relates to our registration statement on Form S-1 (File No. 333-265641), as amended, and including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on June 15, 2022 and declared effective by the Securities and Exchange Commission on June 29, 2022. Pursuant to Rules 462(b), the contents of the Initial Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

We are filing this registration statement for the sole purpose of increasing the proposed maximum offering price of shares of common stock underlying Underwriters Warrants issued in connection with our offering of Units and Pre-Funded Units by $75,000 under Rule 462(b). The additional shares of common stock that are being registered for issuance and sale are in an amount that represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized registration statement to be signed on its behalf by the undersigned, in the city of Denver, Colorado on June 30, 2022.

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jessica Billingsley	Chief Executive Officer and Director	June 30, 2022
Jessica Billingsley	(Principal Executive Officer)

/s/ Larry Dean Ditto Jr.	Interim Chief Financial Officer	June 30, 2022
Larry Dean Ditto Jr.	(Principal Financial and Accounting Officer)

/s/ Scott Sozio	Director	June 30, 2022
Scott Sozio

/s/ Tahira Rehmatullah	Director	June 30, 2022
Tahira Rehmatullah

/s/ Matthew Kane	Director	June 30, 2022
Matthew Kane

/s/ Barrry Fishman	Director	June 30, 2022
Barry Fishman

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Legal Opinion of Dorsey & Whitney LLP
23.1	Consents of Marcum LLP
23.3	Consent of Dorsey &Whitney LLP (included in Exhibit 5.1)
107	Filing Fee Table

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